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                                                     NORRIS COMMUNICATIONS CORP.
                                                     EXHIBIT 11.1



                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


For the 12 Months Ended March 31, 1996                  Primary         Fully Diluted
- - --------------------------------------                  -------         -------------
Number of weighted average shares outstanding          13,065,095         13,065,095
Common stock equivalents(1)                                   -                  -
                                                       ------------------------------
Total adjusted shares outstanding at March 31, 1996    13,065,095         13,065,095
                                                       ------------------------------
Income before extraordinary item & discontinued
  operations                                           (8,267,543)        (8,267,543)
Extraordinary item                                            -                  -
Discontinued operations                                       -                  -
                                                       ------------------------------
Net income                                             (8,267,543)        (8,267,543)
                                                       ------------------------------
EPS - Income before extraordinary item &
  discontinued operations                                   (0.63)             (0.63)
EPS - Extraordinary item                                      -                  -
EPS - Discontinued operations                                 -                  -
                                                       -------------------------------
EPS - Net income                                            (0.63)             (0.63)
                                                       ===============================



For the 12 Months Ended March 31, 1995                  Primary         Fully Diluted
- - --------------------------------------                  -------         -------------

Number of weighted average shares outstanding           8,097,624          8,097,624
Common Stock equivalents(1)                                   -                  -
                                                       -------------------------------
Total adjusted shares outstanding at
  March 31, 1995                                        8,097,624          8,097,624
                                                       -------------------------------
Income before extraordinary item &
  discontinued operations                              (7,142,356)        (7,142,356)
Extraordinary item                                            -                  -
Discontinued operations                                       -                  -
                                                       ------------------------------
Net income                                             (7,142,356)        (7,142,356)
                                                       ------------------------------
EPS - Income before extraordinary item &
  discontinued operations                                   (0.88)             (0.88)
EPS - Extraordinary                                           -                  -
EPS - Discontinued operations                                 -                  -
                                                       ------------------------------
EPS - Net income                                            (0.88)             (0.88)
                                                       ==============================


(1) - Common Stock Equivalents (CSE) would have an antidilutive effect, thus the CSE were excluded from the EPS computation.